John J. Dawson, Esq. (#2786)
Samantha G. Masters-Brown, Esq. (#13950)
STREICH LANG, P.A.
Renaissance One
Two North Central Avenue
Phoenix, Arizona 85004-2391
(602) 229-5200
Attorneys for the DEBTOR

Charles R. Sterbach, Esq. (#9315)
GALLAGHER & KENNEDY
2600 North Central Avenue
Phoenix, Arizona 85004-3020
(602) 530-8000
Attorneys for the OFFICIAL UNSECURED
  CREDITORS COMMITTEE

                      IN THE UNITED STATES BANKRUPTCY COURT

                           FOR THE DISTRICT OF ARIZONA

In re:                             )    In Proceedings Under Chapter 11
                                   )
SURF CITY SQUEEZE, INC.,           )    Case No. 97-00451-PHX-GBN
an Arizona corporation,            )
fka Sunbelt Ventures, Inc.,        )
                                   )
             Debtor.               )
___________________________________)


              FIRST MODIFIED JOINT PLAN OF REORGANIZATION PROPOSED
         BY THE DEBTOR AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS


                  DATED: May 13, 1997, as amended July 22, 1997

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I    INTRODUCTION......................................................1

ARTICLE II   DEFINITIONS.......................................................2

      2.1    Administrative Claim..............................................2
      2.2    Administrative Convenience Unsecured Claims.......................3
      2.3    Affiliate.........................................................4
      2.4    Allowed Claim.....................................................4
      2.5    Avoidance Actions.................................................4
      2.6    Avoidance Actions Proceeds........................................5
      2.7    Ballots...........................................................5
      2.8    Bally.............................................................5
      2.9    Bally Adversary Proceeding........................................5
      2.10   Bally's Claims....................................................5
      2.11   Bankruptcy Code...................................................5
      2.12   Bankruptcy Court..................................................6
      2.13   Bankruptcy Rules..................................................6
      2.14   Business Day......................................................6
      2.15   Cash..............................................................6
      2.16   Chandler..........................................................6
      2.17   Chandler Claims...................................................6
      2.18   Chandler Stipulation..............................................6
      2.19   Chapter 11 Professionals..........................................7
      2.20   Cho...............................................................7
      2.21   Cho Secured Claim.................................................7
      2.22   Claim.............................................................7
      2.23   Class.............................................................7
      2.24   Confirmation Date.................................................7
      2.25   Confirmation Hearing..............................................7
      2.26   Confirmation Order................................................8
      2.27   Court.............................................................8
      2.28   Creditor..........................................................8
      2.29   Creditors' Committee..............................................8
      2.30   Creditors' Committee Professionals................................8
      2.31   Creditors' Representative.........................................8
      2.32   Creditors' Representative Agreement...............................8
      2.33   Debtor............................................................9
      2.34   Debtor's Professionals............................................9
      2.35   DIP Financing Claim...............................................9
      2.36   DIP Financing Order...............................................9
      2.37   Disclosure Statement.............................................10
      2.38   Disputed Claim...................................................10
      2.39   Dmitrenko........................................................10
      2.40   Dmitrenko Secured Claims.........................................10
      2.41   Effective Date...................................................10
      2.42   Equity Interests.................................................11

      2.43   Estate...........................................................11
      2.44   Executive........................................................11
      2.45   Executive Salaries...............................................11
      2.46   Executory Contract...............................................11
      2.47   Filed............................................................11
      2.48   Final Order......................................................12
      2.49   General Unsecured Claim..........................................12
      2.50   Hofmeister and Manzeri...........................................12
      2.51   Hofmeister and Manzeri Secured Claims............................12
      2.52   Initial Plan Payment.............................................12
      2.53   Initial Plan Payment Date........................................13
      2.54   Kim..............................................................13
      2.55   Kim Secured Claims...............................................13
      2.56   Kona.............................................................13
      2.57   Koury and Colen..................................................13
      2.58   Koury and Colen Secured Claims...................................13
      2.59   Landlord/Executory Contract Claims...............................13
      2.60   Net Cash Flow....................................................13
      2.61   Person...........................................................14
      2.62   Petition Date....................................................14
      2.63   Plan.............................................................14
      2.64   Priority Tax Claim...............................................14
      2.65   Priority Unsecured Claim.........................................14
      2.66   Pro Rata Share...................................................14
      2.67   Professional Charges.............................................14
      2.68   Proponents.......................................................15
      2.69   Pyramid..........................................................15
      2.70   Pyramid Secured Claims...........................................15
      2.71   Pyramid Stipulation..............................................15
      2.72   Pyramid Order....................................................15
      2.73   Reorganization Case..............................................16
      2.74   Reorganized Debtor...............................................16
      2.75   SCAC.............................................................16
      2.76   SCSFC............................................................16
      2.77   Schedules........................................................16
      2.78   Secured Claim....................................................17
      2.79   Secured Creditor.................................................17
      2.80   Southern.........................................................17
      2.81   Southern Secured Claim...........................................17
      2.82   Southern Stipulation.............................................17
      2.83   Southern Order...................................................17
      2.84   Subsidiaries.....................................................18
      2.85   Surf City Common Stock...........................................18
      2.86   Taubman..........................................................18
      2.87   Taubman Priority Claims..........................................18
      2.88   Taubman Agreed Order.............................................18
      2.89   Universal City Store.............................................18
      2.90   Unsecured Claims.................................................18
      2.91   Unsecured Creditor...............................................19
      2.92   Unsecured Creditor Payment Pool..................................19
      2.93   Unsecured Creditor Distribution Account..........................20

      2.94   Weider...........................................................21
      2.95   Weider Stipulation...............................................21
      2.96   Weider Unsecured Claim...........................................21

ARTICLE III  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS....................21

      3.1    Class 1: Administrative Claims...................................22
      3.2    Class 2: Priority Unsecured Claims...............................22
      3.3    Class 3: Taubman Priority Claims.................................22
      3.4    Class 4: Priority Tax Claims.....................................22
      3.5    Class 5: Secured Claims..........................................22
             (a) Class 5A: Cho Secured Claims.................................22
             (b) Class 5B: Pyramid Secured Claims.............................22
             (c) Class 5C: Southern Secured Claims............................22
             (d) Class 5D: Koury and Colen Secured Claims.....................22
             (e) Class 5E: Dmitrenko  Secured Claims..........................23
             (f) Class 5F: Hofmeister and Manzeri Secured Claims..............23
             (g) Class 5G: Kim Secured Claims.................................23
             (h) Class 5H: Other Secured Claims...............................23
      3.6    Class 6: Chandler Claims.........................................23
      3.7    Class 7: Landlord/Executory Contract Claims......................23
      3.8    Class 8: Weider Unsecured Claims.................................23
      3.9    Class 9: Bally's Claims..........................................23
      3.10   Class 10: Administrative Convenience Unsecured Claims............24
      3.11   Class 11: General Unsecured Claims...............................24
      3.12   Class 12: Equity Interests.......................................24

ARTICLE IV   TREATMENT OF CLASSES OF CLAIMS UNDER THE PLAN....................24

      4.1    Treatment of Class 1 (Administrative Claims).....................24
      4.2    Treatment of Class 2 (Priority Unsecured Claims).................25
      4.3    Treatment of Class 3 (Taubman Priority Claims)...................25
      4.4    Treatment of Class 4 (Priority Tax Claims).......................25
      4.5    Treatment of Class 5A (Cho Secured Claims).......................26
      4.6    Treatment of Class 5B (Pyramid Secured Claims)...................26
      4.7    Treatment of Class 5C (Southern Secured Claims)..................27
      4.8    Treatment of Class 5D (Koury and Colen Secured Claims)...........27
      4.9    Treatment of Class 5E (Dmitrenko Secured Claims).................27
      4.10   Treatment of Class 5F (Hofmeister and Manzeri Secured Claims)....28
      4.11   Treatment of Class 5G (Kim Secured Claims).......................28
      4.12   Treatment of Class 5H (Other Secured Claims).....................28
      4.13   Treatment of Class 6 (Chandler Claims)...........................29
      4.14   Treatment of Class 7 (Landlord/Executory Contract Claims)........29
      4.15   Treatment of Class 8 (Weider Unsecured Claims)...................30
      4.16   Treatment of Class 9 (Bally's Claims)............................30
      4.17   Treatment of Class 10 (Administrative Convenience
             Unsecured Claims)................................................30

      4.18   Treatment of Class 11 (General Unsecured Claims).................31

ARTICLE V    TREATMENT OF CLASS 12 INTERESTS
             (Equity Interests)...............................................31

      5.1    No Distributions.................................................31

ARTICLE VI   MEANS FOR IMPLEMENTATION OF PLAN.................................32

      6.1    Structure Of Reorganized Debtor..................................32
      6.2    Establishment of Unsecured Creditor Payment Pool.................32
             (a) Execution of Creditors' Representative Agreement.............32
             (b) Effect of Creditors' Representative Agreement................33
             (c) Dissolution of Creditors' Committee..........................33
             (d) Succession of Certain Rights; Limitation on Duties...........34
             (e) Funding of Unsecured Creditor Distribution Account...........34
             (f) Assignment of Claims.........................................34
             (g) Expenses Associated with Unsecured Creditor Payment
                 Pool and Distribution Account................................35
      6.3    Reduction of Executive Salaries..................................35
      6.4    Operations of Reorganized Debtor, Kona, and SCSFC................36

ARTICLE VII  OBJECTIONS TO CLAIMS.............................................36

      7.1    Objections.......................................................36
      7.2    Distributions....................................................36

ARTICLE VIII TREATMENT OF EXECUTORY CONTRACTS.................................37

      8.1    Assumption of Certain Executory Contracts........................37
      8.2    Rejection of Other Executory Contracts...........................37
      8.3    Rejection Claims Bar Date and Objections to Claims...............37
      8.4    Vesting..........................................................38

ARTICLE IX   DISCHARGE........................................................38

ARTICLE X    MODIFICATIONS OF THE PLAN........................................39

ARTICLE XI   RETENTION OF JURISDICTION........................................39

      11.1   In General.......................................................39
      11.2   Plan Disputes and Enforcement....................................40
      11.3   Further Orders...................................................40
      11.4   Other Claims.....................................................40
      11.5   Final Decree.....................................................41
      11.6   Appeals..........................................................41
      11.7   Executory Contracts..............................................41

ARTICLE XII  GENERAL PROVISIONS...............................................41

      12.1   Additional Assurances............................................41
      12.2   Extension of Payment Dates.......................................41
      12.3   Confirmation by Non-Acceptance Method............................42
      12.4   Vesting - Closing of Reorganization Case.........................42
      12.5   Retention of Claims and Causes of Action.........................42
      12.6   Interest on Claims...............................................42
      12.7   Exculpation and Limitation of Liability..........................43
      12.8   Captions.........................................................44
      12.9   Prohibition Against Prepayment Penalties.........................44
      12.10  Payment of Statutory Fees........................................44
      12.11  Successors and Assigns...........................................44
      12.12  Confirmation Order...............................................45
      12.13  Revocation.......................................................45
      12.14  Reservation of Rights............................................45
      12.15  Unclaimed Property...............................................45
      12.16  Payment Option...................................................45
      12.17  Disclosure Statement.............................................45

                              LIST OF PLAN EXHIBITS

Exhibit 1   Executory Contracts to be assumed pursuant to the Plan [Section 8.1)

Exhibit 2   Pyramid Stipulation

Exhibit 3   Pyramid Order

Exhibit 4   Southern Stipulation

Exhibit 5   Southern Order

Exhibit 6   Chandler Stipulation

Exhibit 7   Creditors' Representative Agreement

                                    ARTICLE I
                                  INTRODUCTION

     This plan of reorganization (defined herein as the "Plan", including any modification(s)) is proposed jointly by: (i) the Debtor which is the debtor-in-possession in the above-captioned case, SURF CITY SQUEEZE, INC., an Arizona corporation ("Surf City" or "Debtor"); and (ii) the OFFICIAL COMMITTEE OF UNSECURED CREDITORS (the "Creditors' Committee") (separately and collectively, the Debtor and the Creditors' Committee are the "Proponents" of the Plan). The Debtor filed a voluntary petition under Chapter 11 of the Bankruptcy Code on January 13, 1997. Since the filing of this case, the Debtor has remained in possession of its assets and has continued its business operations as a Debtor-In-Possession pursuant to the provisions of Bankruptcy Code ss.ss.1107 and 1108. The nature of the Debtor's business is the ownership, operation, and sale to franchisees of juice bar stands located throughout the United States. This Plan modifies the reorganization plan previously filed by the Debtor on May 13, 1997.

     ALL CREDITORS AND OTHER PARTIES-IN-INTEREST ARE ENCOURAGED TO CONSULT THE DISCLOSURE STATEMENT PREPARED BY THE DEBTOR BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN OF REORGANIZATION. AMONG OTHER INFORMATION, THE DISCLOSURE STATEMENT CONTAINS DISCUSSIONS OF THE DEBTOR, THE HISTORICAL BACKGROUND OF THE CHAPTER 11 CASES AND THE PRE-PETITION PERIOD, THE PROJECTIONS GERMANE TO THE PLAN AND THE POST-CONFIRMATION OPERATIONS OF THE REORGANIZED DEBTOR, AND A SUMMARY AND

ANALYSIS OF THE PLAN. NO SOLICITATION MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND ANY RELATED MATERIALS TRANSMITTED THEREWITH, HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THIS PLAN OF REORGANIZATION.

                                   ARTICLE II
                                   DEFINITIONS

     For purposes of this Plan, and except as expressly provided otherwise herein or unless the context otherwise requires, all of the defined terms stated in Article II (which appear in the Plan as capitalized terms) will have the meanings stated below in this Article II. For purposes of this Plan and such defined terms, the singular and plural uses of such defined terms and the conjunctive and disjunctive uses thereof will be fungible and interchangeable (unless the context otherwise requires); and the defined terms will be equally applicable to masculine, feminine, and neuter forms of the terms defined. The defined terms stated in Article II also are substantive terms of the Plan; and
Article II will be deemed incorporated throughout the rest of the Plan to apply the substantive provisions included in the defined terms. The words "herein", "hereof", "hereto", "hereunder", and others of similar import, refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The rules of construction set forth in Section 102 of the Bankruptcy Code apply. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) apply. Accordingly, the defined terms are as follows:

     2.1 ADMINISTRATIVE CLAIM. The term "Administrative Claim" will refer to and mean any Claim entitled to priority afforded by Sections 503(b) and 507(a) of the Bankruptcy Code arising prior to the Effective Date, including, without limitation: (a) every cost and expense of administration of the Reorganization Case, including, without limitation, all actual and necessary post-petition expenses of maintaining and preserving the Estate; (b) all actual and necessary post-petition expenses of operating the Debtor's business; (c) all Professional Charges approved by the Bankruptcy Court pursuant to interim and final allowances in accordance with Bankruptcy Code ss.ss.330, 331, and 503(b); and
(d) all fees and charges assessed against the Estate under Chapter 123 of Title 28, United States Code; EXCEPT THAT Administrative Claims in Class 1 of the Plan do not include the Landlord/Executory Contract Claims which are included in Class 7 of the Plan.

     2.2 ADMINISTRATIVE CONVENIENCE UNSECURED CLAIMS. The term "Administrative Convenience Unsecured Claims" will refer to and mean any Claim against the Debtor which will be classified and paid under the Plan as the Plan provides for Class 10 Claims. The Administrative Convenience Claims are: (a) all Unsecured Claims against the Debtor (other than Administrative Claims or Priority Unsecured Claims) that are, in the aggregate for each Creditor, $500.00 or less; and (b) all Unsecured Claims against the Debtor (other than Administrative Claims or Priority Unsecured Claims) that are, in the aggregate for each Creditor, greater than $500.00, but which the Creditor voluntarily reduces to $500.00 in full satisfaction of such Unsecured Claim or group of Unsecured Claims. The option to reduce an Unsecured Claim(s) to the aggregate sum of $500.00 and to have such an Unsecured Claim(s) treated as an Administrative Convenience Unsecured Claim is exercisable only in the manner prescribed in the Ballot.

     2.3 AFFILIATE. The term "Affiliate" will refer to and mean "affiliate" as that term is defined in Section 101(2) of the Bankruptcy Code.

     2.4 ALLOWED CLAIM. The term "Allowed Claim" will refer to and mean any Claim against the Debtor: (a) with respect to which a proof of such Claim has been properly Filed within the time fixed by the Bankruptcy Court; and (b)(i) with respect to which no objection to the allowance of such Claim, or motion to estimate for purposes of allowance, has been Filed within any applicable time period fixed by the Bankruptcy Code, the Bankruptcy Rules, and/or the Bankruptcy Court, or (ii) with respect to which any objection, or any motion to estimate for purposes of allowance, has been so Filed, to the extent allowed by a Final Order. The term Allowed Claim may be used throughout the Plan with each of the various Creditors' Claims or Classes of those Claims (E.G., "Allowed Administrative Claims" or "Allowed Class 1 Claims") to signify that such Claims are, will be, or must be Allowed Claims in order to qualify for certain treatment under the Plan.

     2.5 AVOIDANCE ACTIONS. The term "Avoidance Actions" will refer to and mean actions brought or continued after the Effective Date by the Creditors' Representative for the benefit of the Estate of the Debtor pursuant to Section 550(a) of the Bankruptcy Code, to recover transfers avoidable under Section 547 of the Bankruptcy Code or under Section 548 of the Bankruptcy Code, other than the Bally Adversary Proceeding.

     2.6 AVOIDANCE ACTIONS PROCEEDS.  The term "Avoidance Actions Proceeds" will
refer  to  and  mean  amounts   recovered  and   collected  by  the   Creditors'
Representative in the Avoidance Actions.

     2.7 BALLOTS. The term "Ballots" will refer to and mean the ballots which will be distributed to the Creditors holding Claims in the Classes for the purpose of voting to accept or reject the Plan.

     2.8 BALLY. The term "Bally" will refer to and mean collectively Bally Total Fitness Corporation and all Affiliates thereof.

     2.9 BALLY ADVERSARY PROCEEDING. The term "Bally Adversary Proceeding" will refer to and mean the adversary proceeding commenced by the Debtor on June 5, 1997, Adversary No. 97-344, to determine the nature, extent, and priority of any Claim held by Bally against the Debtor, as well as to recover any payments to Bally which may be recovered pursuant to Section 550 of the Bankruptcy Code and to obtain certain other relief with respect to Bally and Bally's Claims.

     2.10 BALLY'S CLAIMS. The term "Bally's Claims" will refer to and mean the Disputed Unsecured Claims and any and all other Claims against the Debtor held by Bally or any entity included in the definition of Bally.

     2.11 BANKRUPTCY CODE. The term "Bankruptcy Code" will refer to and mean Title 11 of the United States Code, ss.ss.101, ET SEQ., as it is in effect on the Confirmation Date.

     2.12 BANKRUPTCY COURT. The term "Bankruptcy Court" will refer to and mean the United States Bankruptcy Court for the District of Arizona, or such other court which exercises jurisdiction over part or all of the Reorganization Case, including the United States District Court for the District of Arizona if and to the extent that the reference of part or all of the Reorganization Case is withdrawn.

     2.13 BANKRUPTCY RULES. The term "Bankruptcy Rules" will refer to and mean the Federal Rules of Bankruptcy Procedure, promulgated under Title 28 of the United States Code, ss.2075, and the Local Rules of Bankruptcy Procedure of the United States Bankruptcy Court for the District of Arizona, as applicable from time to time during the Reorganization Case.

     2.14 BUSINESS DAY. The term "Business Day" will refer to and mean every day except Saturdays, Sundays, and days on which the Bankruptcy Court is required by law to be closed.

     2.15 CASH. The term "Cash" will refer to and mean cash, cash equivalents, bank deposits, and negotiable instruments payable on demand and supported by readily available funds.

     2.16 CHANDLER. The term "Chandler" will refer to and mean Chandler Signs, Inc.

     2.17 CHANDLER CLAIMS. The term "Chandler Claims" will refer to and mean any and all Claims against the Debtor held by Chandler.

     2.18 CHANDLER STIPULATION. The term "Chandler Stipulation" will refer to and mean the "STIPULATION RESOLVING CHANDLER SIGNS' MOTION FOR IMMEDIATE PAYMENT OF ADMINISTRATIVE EXPENSE" dated July 11, 1997.

     2.19 CHAPTER 11 PROFESSIONALS. The term "Chapter 11 Professionals" will refer to and mean the Debtor's Professionals and the Creditors' Committee Professionals, which are or may be employed with the Bankruptcy Court's approval at the expense of the Estate, pursuant to Bankruptcy Code ss.ss.327(a), 327(e), or 1103(a).

     2.20 CHO. The term "Cho" will refer to and mean collectively Dae Ik Cho, Kyung Ja Cho, Jessica H. Cho, Victor J. Cho, Sophia Choi, and Louis Jungwook Choi.

     2.21 CHO SECURED CLAIM. The term "Cho Secured Claim" will refer to and mean any and all Secured Claims against the Debtor held by Cho or any one of them.

     2.22 CLAIM. The term "Claim" will refer to and mean "claim" as the term is defined in Section 101(5) of the Bankruptcy Code.

     2.23 CLASS. The term "Class" will refer to and mean each of the classifications of the Creditors' Claims and the Equity Interests, which are described in Article III of the Plan. Each subclass of a Class provided in this Plan will be treated as a separate Class of the Plan for voting purposes.

     2.24 CONFIRMATION DATE. The term "Confirmation Date" will refer to and mean the date on which the Confirmation Order is entered on the docket of the Bankruptcy Court.

     2.25 CONFIRMATION HEARING. The term "Confirmation Hearing" will refer to and mean the hearing regarding confirmation of the Plan conducted by the Bankruptcy Court pursuant to Section 1128 of the Bankruptcy Code, as adjourned or continued from time to time.

     2.26 CONFIRMATION ORDER. The term "Confirmation Order" will refer to and mean the written order of the Bankruptcy Court which confirms the Plan pursuant to Section 1129 of the Bankruptcy Code.

     2.27 COURT. The term "Court" is completely synonymous and interchangeable with the term "Bankruptcy Court," which term is defined in a preceding Section of this Article II.

     2.28 CREDITOR. The term "Creditor" will refer to and mean "creditor" as defined in Section 101(10) of the Bankruptcy Code.

     2.29 CREDITORS' COMMITTEE. The term "Creditors' Committee" will refer to and mean the Official Unsecured Creditors Committee appointed in the Reorganization Case by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code, or when appropriate, the Creditors' Representative, as successor to the Creditors' Committee.

     2.30 CREDITORS' COMMITTEE PROFESSIONALS. The term "Creditors' Committee Professionals" will refer to and mean: (i) the law firm of Gallagher & Kennedy, P.A., legal counsel to the Creditors' Committee; and (ii) the accounting firm of The Barrington Consulting Group, Inc.

     2.31 CREDITORS' REPRESENTATIVE. The term "Creditors' Representative" will refer to and mean The Barrington Consulting Group, Inc., or such other or substitute representative as may be appointed as the representative of the Class 11 Creditors, for the purposes more particularly described in Sections 4.18 and
6.2 hereof.

     2.32 CREDITORS' REPRESENTATIVE AGREEMENT. The term "Creditors' Representative Agreement" will refer to and mean the agreement to be executed on the Effective Date by the Creditors' Representative and the Creditors' Committee, substantially in the form attached hereto as Exhibit "7", which sets forth the duties of the Creditors' Representative with respect to the Class 11 Creditors, the Unsecured Creditors Payment Pool, and the Unsecured Creditors Distribution Account.

     2.33 DEBTOR. The term "Debtor" will refer to and mean Surf City Squeeze, Inc., an Arizona corporation, as debtor and debtor-in-possession in the Reorganization Case.

     2.34 DEBTOR'S PROFESSIONALS. The term "Debtor's Professionals" will refer to and mean: (i) the law firm of Streich Lang, P.A., which is the Debtor's bankruptcy counsel; (ii) the accounting firm of Ernst & Young LLP; and (iii) any and all other similar professionals which the Debtor has employed or may employ to assist in the conduct of the Reorganization Case or to provide professional services for a specified purpose, all in accordance with Sections 327(a) and 327(e) of the Bankruptcy Code.

     2.35 DIP FINANCING CLAIM. The term "DIP Financing Claim" will refer to and mean the debtor-in-possession financing obtained by the Debtor following the Petition Date and approved by the Bankruptcy Court by its DIP Financing Order, in the amount of Eight Hundred Thousand and no/100 Dollars ($800,000.00).

     2.36 DIP FINANCING ORDER. The term "DIP Financing Order" will refer to and mean the "ORDER APPROVING SETTLEMENT AND APPROVING DIP FINANCING" entered by the Court on May 6, 1997.

     2.37 DISCLOSURE STATEMENT. The term "Disclosure Statement" will refer to and mean the "AMENDED DISCLOSURE STATEMENT ACCOMPANYING FIRST MODIFIED JOINT PLAN OF REORGANIZATION PROPOSED BY THE DEBTOR AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS" dated May 13, 1997, as amended July 22, 1997, prepared by the Debtor, and presented by the Proponents in its present form or as it may be altered, amended, or modified, and as approved by the Bankruptcy Court.

     2.38 DISPUTED CLAIM. The term "Disputed Claim" will refer to and mean every Claim which is not an Allowed Claim.

     2.39  DMITRENKO.  The  term  "Dmitrenko"  will  refer  to  and  mean  Scott
Dmitrenko.

     2.40 DMITRENKO SECURED CLAIMS. The term "Dmitrenko Secured Claims" will refer to and mean any and all Claims against the Debtor held by Dmitrenko arising out of secured loans by Dmitrenko to the Debtor.

     2.41 EFFECTIVE DATE. The term "Effective Date" will refer to and mean, unless and to the extent that the Debtor elects an earlier date in a writing filed with the Bankruptcy Court, the date thirty (30) Business Days after the date on which the Confirmation Order has become a Final Order. Except where performance earlier than the Effective Date is expressly required by the Plan or where it is lawful, and expressly permitted by the Plan to perform after the Effective Date, performance under the Plan will be due on the Effective Date. The Debtor or the Reorganized Debtor will have the right to render any or all of the performance under this Plan prior to what otherwise would be the Effective Date if the Debtor or the Reorganized Debtor deem it appropriate to do so, including, but not limited to, the right to render performance under any circumstances which would moot any appeal, review, or other challenge of any kind to the Confirmation Order if the Confirmation Order is not stayed pending such appeal, review, or other challenge.

     2.42 EQUITY INTERESTS. The term "Equity Interests" will refer to and mean the equity interests held by the holders of record as of the Confirmation Date of all of the then outstanding stock in the Debtor.

     2.43 ESTATE. The term "Estate" will refer to and mean the estate created in the Reorganization Case pursuant to Section 541 of the Bankruptcy Code.

     2.44 EXECUTIVE. The term "Executive" will refer to and mean: (i) Kevin A. Blackwell, the President of the Debtor; and (ii) David A. Guarino, the Chief Financial Officer of the Debtor, or their respective successors in such positions.

     2.45 EXECUTIVE SALARIES. The term "Executive Salaries" will refer to and mean all Cash received by the Executives from the Reorganized Debtor, SCSFC, and Kona in the form of salaries, exclusive of health, dental, life, disability, and similar benefits.

     2.46 EXECUTORY CONTRACT. The term "Executory Contract" will refer to and mean every unexpired lease or executory contract which is subject to being assumed or rejected by the Debtor under Section 365 of the Bankruptcy Code.

     2.47 FILED. The term "Filed" will refer to and mean filed with the Bankruptcy Court in the Reorganization Case.

     2.48 FINAL ORDER. The term "Final Order" will refer to and mean an order or judgment entered on the docket by the Clerk of the Bankruptcy Court or any other court exercising jurisdiction over the subject matter and the parties: (a) which has not been reversed, stayed, modified, or amended; (b) as to which no appeal, certiorari proceeding, reargument or other review has been requested or is pending; and (c) as to which the term for filing a notice of appeal, a petition for certiorari, or request for reargument or further review or rehearing shall have expired.

     2.49 GENERAL UNSECURED CLAIM. The term "General Unsecured Claim" will refer to and mean any Unsecured Claim against the Debtor (including, but not limited to, every such Claim arising from the rejection of an Executory Contract) which will be classified and paid under the Plan as the Plan provides for Class 11 Claims, and which Claim is not an Administrative Claim, Priority Unsecured Claim, Taubman Priority Claim, Priority Tax Claim, Chandler Claim, Landlord/Executory Contract Claim, Weider Unsecured Claim, Bally Claim, or Administrative Convenience Unsecured Claim.

     2.50 HOFMEISTER AND MANZERI. The term "Hofmeister and Manzeri" will refer to and mean Gary Hofmeister and Russ Manzeri.

     2.51 HOFMEISTER AND MANZERI SECURED CLAIMS. The term "Hofmeister and Manzeri Secured Claims" will refer to and mean any and all Claims against the Debtor held by Hofmeister and Manzeri.

     2.52 INITIAL PLAN PAYMENT. The term "Initial Plan Payment" will refer to and mean sums deposited into the Unsecured Creditor Distribution Account on the Initial Plan Payment Date.

     2.53 INITIAL PLAN PAYMENT DATE. The term "Initial Plan Payment Date" will refer to and mean the first Business Day which is forty-five (45) days after the Effective Date.

     2.54 KIM. The term "Kim" will refer to and mean Choon Ja Kim.

     2.55 KIM SECURED CLAIMS. The term "Kim Secured Claims" will refer to and mean any and all Claims against the Debtor held by Kim.

     2.56 KONA. The term "Kona" will refer to and mean Kona Coast Provisions, Inc., an Arizona Corporation, a wholly-owned subsidiary of the Debtor.

     2.57 KOURY AND COLEN. The term "Koury and Colen" will refer to and mean Richard Koury and Steven Colen.

     2.58 KOURY AND COLEN SECURED CLAIMS. The term "Koury and Colen Secured Claims" will refer to and mean any and all Claims against the Debtor held by Koury and Colen, or either of them, including, but not to, any Claim arising out of the purchase by the Debtor of the equity interests in Kolt Enterprises.

     2.59 LANDLORD/EXECUTORY CONTRACT CLAIMS. The term "Landlord/Executory Contract Claims" will refer to and mean any and all Claims (both pre-petition and post-petition) of those landlords, licensors, or other parties to an Executory Contract, whose Executory Contracts are assumed by the Debtor in this Reorganization Case, other than the Bally Claims.

     2.60 NET CASH FLOW. The term "Net Cash Flow" will refer to and mean the net consolidated cash flow of the Reorganized Debtor and its Subsidiaries based on generally accepted accounting principles.

     2.61 PERSON. The term "Person" will refer to and mean "person" as that term is defined in Section 101(41) of the Bankruptcy Code.

     2.62 PETITION DATE. The term "Petition Date" will refer to and mean January 13, 1997, the date on which the voluntary Chapter 11 petition commencing the Reorganization Case was filed.

     2.63 PLAN. The term "Plan" will refer to and mean this "FIRST MODIFIED JOINT PLAN OF REORGANIZATION PROPOSED BY THE DEBTOR AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS" and every modification, amendment, restatement, and supplement thereof, if any, Filed by the Proponents, from time to time.

     2.64 PRIORITY TAX CLAIM. The term "Priority Tax Claim" will refer to and mean every Claim of the kind entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

     2.65 PRIORITY UNSECURED CLAIM. The term "Priority Unsecured Claim" will refer to and mean every Unsecured Claim or portion thereof which is not an Administrative Claim or a Priority Tax Claim, and which is entitled to priority under Section 507 of the Bankruptcy Code.

     2.66 PRO RATA SHARE. The term "Pro Rata Share" will refer to and mean the proportion of the amount of an Allowed Claim in a particular Class to the aggregate amount of all Allowed Claims in such Class.

     2.67 PROFESSIONAL CHARGES. The term "Professional Charges" will refer to and mean the allowed interim and final professional fees and expenses charged by the Chapter 11 Professionals pursuant to Sections 330 and 331 of the Bankruptcy Code.

     2.68 PROPONENTS. The term "Proponents" will refer to and mean, separately and collectively, the Debtor and the Creditors' Committee, in each of their respective capacities as a proponent of the Plan.

     2.69 PYRAMID. The term "Pyramid" will refer to and mean collectively The Pyramid Company of Glen Falls, Pyramid Company of Onandaga, Pyramid Crossgates Company, PCM Development, Pyramid Company of Holyoke, Pyramid Company of Ithaca, Pyramid Co. of Watertown, Berkshire Mall Group, the Senpike Mall Company, and all Affiliates thereof.

     2.70 PYRAMID SECURED CLAIMS. The term "Pyramid Secured Claims" will refer to and mean any and all Secured Claims against the Debtor held by Pyramid or any one or more of Pyramid.

     2.71 PYRAMID STIPULATION. The term "Pyramid Stipulation" will refer to and mean the "STIPULATION RESOLVING PYRAMID LANDLORDS' MOTION TO TERMINATE THE AUTOMATIC STAY OF 11 U.S.C. SS.362(A) AND MOTION TO ALLOW AND COMPEL PAYMENT OF ADMINISTRATIVE CLAIMS PURSUANT TO 11 U.S.C. SS.503(B)(1)(A)" dated June 18, 1997.

     2.72 PYRAMID ORDER. The term "Pyramid Stipulation" will refer to and mean the "ORDER APPROVING STIPULATION RESOLVING PYRAMID LANDLORDS' MOTION TO TERMINATE THE AUTOMATIC STAY OF 11 U.S.C. SS.362(A) AND MOTION TO ALLOW AND COMPEL PAYMENT OF ADMINISTRATIVE CLAIMS PURSUANT TO 11 U.S.C. SS.503(B)(1)(A)" dated June 19, 1997.

     2.73 REORGANIZATION CASE. The term "Reorganization Case" will refer to and mean the case under Chapter 11 of the Bankruptcy Code which was commenced by the Debtor's filing of its voluntary Chapter 11 petition on the Petition Date.

     2.74 REORGANIZED DEBTOR. The term "Reorganized Debtor" will refer to and mean the Debtor, as reorganized from and after the Effective Date. Unless otherwise expressly stated or the context otherwise requires, alternative references to the Debtor or the Reorganized Debtor, or either of them, throughout various provisions of the Plan are intended to anticipate whether an event may occur before or after the Effective Date. Any settlement or agreement made as part of the Plan before the Effective Date will survive the Effective Date and will bind both the Reorganized Debtor and every other party to such settlement or agreement (including, but not limited to, the provisions of the Plan as confirmed).

     2.75 SCAC. The term "SCAC" will refer to and mean Surf City Acquisition Corporation II, an Arizona corporation, or its Affiliates.

     2.76 SCSFC. The term "SCSFC" will refer to and mean Surf City Squeeze Franchising Corporation, an Arizona Corporation, a wholly owned subsidiary of the Debtor.

     2.77 SCHEDULES. The term "Schedules" will refer to and mean the schedules of assets and liabilities and the statement of financial affairs Filed by the Debtor pursuant to Section 521 of the Bankruptcy Code, as such schedules and statement are amended, modified, restated or supplemented from time to time.

     2.78 SECURED CLAIM. The term "Secured Claim" will refer to and mean every Claim or portion thereof held by any Person, including, without limitation, an Affiliate or judgment creditor of the Debtor, to the extent such Claim constitutes a secured Claim under Sections 506(a) or 1111(b) of the Bankruptcy Code.

     2.79 SECURED CREDITOR. The term "Secured Creditor" will refer to and mean every Creditor which holds a Secured Claim in the Reorganization Case.

     2.80 SOUTHERN. The term "Southern" will refer to and mean Southern Group, Inc., as agent for Southern Capital Corporation, LLC.

     2.81 SOUTHERN SECURED CLAIM. The term "Southern Secured Claim" will refer to and mean any and all Secured Claims against the Debtor held by Southern.

     2.82 SOUTHERN STIPULATION. The term "Southern Stipulation" will refer to and mean the "STIPULATION RESOLVING THE MOTIONS OF THE SOUTHERN GROUP INC., PURSUANT TO SECTIONS 362 AND 365 OF THE UNITED STATES BANKRUPTCY CODE SEEKING RELIEF FROM THE AUTOMATIC STAY AND COMPELLING THE DEBTOR TO ASSUME OR REJECT EXECUTORY CONTRACTS" dated June 27, 1997.

     2.83 SOUTHERN ORDER. The term "Southern Order" will refer to and mean the "ORDER APPROVING STIPULATION RESOLVING THE MOTIONS OF THE SOUTHERN GROUP INC., PURSUANT TO SECTIONS 362 AND 365 OF THE UNITED STATES BANKRUPTCY CODE SEEKING RELIEF FROM THE AUTOMATIC STAY AND COMPELLING THE DEBTOR TO ASSUME OR REJECT EXECUTORY CONTRACTS" dated June 27, 1997.

     2.84  SUBSIDIARIES.   The  term  "Subsidiaries"  will  refer  to  and  mean
collectively Kona and SCSFC.

     2.85 SURF CITY COMMON STOCK. The term "Surf City Common Stock" will refer to and mean all of the authorized shares of common stock in the Reorganized Debtor to be issued on the Effective Date to SCAC.

     2.86 TAUBMAN. The term "Taubman" will refer to and mean collectively The Taubman Company and all Affiliates thereof.

     2.87 TAUBMAN PRIORITY CLAIMS. The term "Taubman Priority Claims" will refer to and mean the Unsecured Claims and any and all Claims against the Debtor held by Taubman or any one or more of the entities included within the definition of Taubman, including, but not limited to, any Claims arising out of the transaction which was the subject of the Taubman Agreed Order.

     2.88 TAUBMAN AGREED ORDER. The term "Taubman Agreed Order" will refer to and mean the order entered by the Bankruptcy Court on May 15, 1997 granting the "JOINT MOTION TO ASSUME, AS MODIFIED, CERTAIN UNEXPIRED REAL PROPERTY LEASES, AND TO TERMINATE ONE UNEXPIRED REAL PROPERTY LEASE, BETWEEN THE DEBTOR AND THE TAUBMAN LANDLORDS."

     2.89 UNIVERSAL CITY STORE. The term "Universal City Store" will refer to and mean the Debtor's Surf City Squeeze juice bar stand located at 1000 Universal Center Drive, #134, Universal City, California 91608.

     2.90 UNSECURED CLAIMS. The term "Unsecured Claim" will refer to and mean the Claims (or portions thereof) held by Creditors, which Claims are not Secured Claims.

     2.91 UNSECURED CREDITOR. The term "Unsecured Creditor" will refer to and mean every Creditor which holds an Unsecured Claim in the Reorganization Case.

     2.92 UNSECURED CREDITOR PAYMENT POOL. The term "Unsecured Creditor Payment Pool" will refer to and mean the computation of the funds which are available and provided for distributions on account of the holders of Allowed Claims in Class 11. The Unsecured Creditor Payment Pool will consist of the Avoidance Action Proceeds and the following:

          (a) On the Initial Plan Payment Date, the Debtor will deposit into the Unsecured Creditor Distribution Account, all Cash held by the Debtor or the Reorganized Debtor on the last day of the month in which the Effective Date occurs which exceeds $100,000.00 after: (i) all other payments owing on or before the Initial Plan Payment Date under this Plan and in the ordinary course of business have been made as required; and (ii) a sufficient reserve has been established for all Professional Charges incurred through the Initial Plan Payment Date;

          (b) Beginning with the calendar year 1998, on the twentieth (20th) day of each calendar quarter (I.E., January, April, July, and October) and continuing for seven (7) years thereafter (twenty-eight (28) calendar quarters) or until all Allowed Claims in Class 11 have been paid in full into the Unsecured Creditor Payment Pool (without interest), whichever occurs earlier, the Reorganized Debtor will deposit into the Unsecured Creditor Distribution Account, Cash in the sum of the following amounts:
     (i) $43,750; (ii) twenty-five percent (25%) of the first $50,000 of Net Cash Flow for the preceding calendar quarter (or preceding month(s) for the first payment date after the Effective Date) on a cumulative basis after taking into account (i) above; and (iii) thereafter, forty percent (40%) of the Net Cash Flow in excess of $50,000 for the preceding calendar quarter on a cumulative basis;

          (c) Twenty percent (20%) of Net Cash Flow in excess of $50,000 for each calendar quarter will be reserved for payments under (b)(i) above; and

          (d) For purposes of determining the calculation in paragraph (b) above, the calculation of percentages due to the Unsecured Creditors Payment Pool will begin on the first day of the first month following the Effective Date.

     2.93 UNSECURED CREDITOR DISTRIBUTION ACCOUNT. The term "Unsecured Creditor Distribution Account" will refer to and mean a deposit account in the name of the Reorganized Debtor: (a) which will be established at a federally insured bank or other federally insured financial institution which the Bankruptcy Court approves as a depository institution; (b) on which the Creditors' Representative will be the authorized signatory; and (c) into which the Reorganized Debtor will pay or tender the payments due under the Unsecured Creditor Payment Pool to the holders of Allowed Claims in Class 11.

     2.94 WEIDER. The term "Weider" will refer to and mean, collectively, Weider Health and Fitness, Weider Nutrition Group, Inc., and Surf Ventures, L.L.C.

     2.95 WEIDER STIPULATION. The term "Weider Stipulation" will refer to and mean the agreement among the Debtor, Weider, SCAC, and others reflected in the term sheet approved by the Bankruptcy Court by the DIP Financing Order.

     2.96 WEIDER UNSECURED CLAIMS. The term "Weider Unsecured Claim" will refer to and mean the Unsecured Claim and any and all other Claims against the Debtor, held by Weider as more particularly described in the Weider Stipulation as assigned to SCAC pursuant to the Weider Stipulation.

                                   ARTICLE III
                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

     All Claims and the Equity Interests are classified under the Plan as hereafter stated in Article III. As of the Confirmation Hearing, any Class of Claims which does not contain any Creditor's Claim will be deemed deleted automatically from the Plan; and any Class of Claims which does not contain an Allowed Claim (or a Claim temporarily or provisionally allowed by the Bankruptcy Court for voting purposes) will not be entitled to vote on confirmation of the Plan.

     3.1 CLASS 1: ADMINISTRATIVE CLAIMS. The Class 1 Claims will be all Allowed Claims which are Administrative Claims.

     3.2 CLASS 2: PRIORITY UNSECURED CLAIMS. The Class 2 Claims will be all Allowed Claims which are Priority Unsecured Claims except those in Class 3 and Class 4.

     3.3 CLASS 3: TAUBMAN PRIORITY CLAIMS. The Class 3 Claims will be all Allowed Claims which are Taubman Priority Claims.

     3.4 CLASS 4: PRIORITY TAX CLAIMS. The Class 4 Claims will be all Allowed Claims which are Priority Tax Claims.

     3.5 CLASS 5: SECURED CLAIMS. The Class 5 Claims will be comprised of the following subclasses:

          (a) CLASS 5A: CHO SECURED CLAIMS. The Class 5A Claims will be all Allowed Claims which comprise the Cho Secured Claims.

          (b) CLASS 5B: PYRAMID SECURED CLAIMS. The Class 5B Claims will be all Allowed Claims which comprise the Pyramid Secured Claims.

          (c) CLASS 5C: SOUTHERN SECURED CLAIMS. The Class 5C Claims will be all Allowed Claims which comprise the Southern Secured Claims.

          (d) CLASS 5D: KOURY AND COLEN SECURED CLAIMS. The Class 5D Claims will be all Allowed Claims which comprise the Koury and Colen Secured Claims.

          (e) CLASS 5E: DMITRENKO SECURED CLAIMS. The Class 5E Claims will be all Allowed Claims which comprise the Dmitrenko Secured Claims.

          (f) CLASS 5F: HOFMEISTER AND MANZERI SECURED CLAIMS. The Class 5F Claims will be all Allowed Claims which comprise the Hofmeister and Manzeri Secured Claims.

          (g) CLASS 5G: KIM SECURED CLAIMS. The Class 5F Claims will be all Allowed Claims which comprise the Kim Secured Claims.

          (h) CLASS 5H: OTHER SECURED CLAIMS. The Class 5H Claims will be all Allowed Claims which are Secured Claims, if any, other than Secured Claims in Classes 5A through 5G. Each Other Secured Claim, if any, shall be deemed a separate subclass of Class 5 for all purposes under this Plan.

     3.6 CLASS 6: CHANDLER CLAIMS. The Class 6 Claims will be all Allowed Claims which comprise the Chandler Claims.

     3.7 CLASS 7: LANDLORD/EXECUTORY CONTRACT CLAIMS. The Class 7 Claims will be all Allowed Claims which comprise the Landlord/Executory Contract Claims.

     3.8 CLASS 8: WEIDER UNSECURED CLAIMS. The Class 8 Claims will be all Claims which comprise the Weider Unsecured Claims.

     3.9 CLASS 9: BALLY'S CLAIMS. The Class 9 Claims will be all Claims which comprise the Bally's Claims, except to the extent the Bankruptcy Court may determine that a portion thereof is required to be treated in a Class other than Class 10.

     3.10 CLASS 10: ADMINISTRATIVE CONVENIENCE UNSECURED CLAIMS. The Class 10 Claims consist of all Claims which are Administrative Convenience Unsecured Claims.

     3.11 CLASS 11: GENERAL UNSECURED CLAIMS. The Class 11 Claims consist of all Claims which are General Unsecured Claims.

     3.12 CLASS 12: EQUITY INTERESTS. Class 12 shall consist of all Equity Interests in the Debtor. This Class does not include the Equity Interests to be acquired by SCAC pursuant to the Plan.

                                   ARTICLE IV
                  TREATMENT OF CLASSES OF CLAIMS UNDER THE PLAN

     4.1 TREATMENT OF CLASS 1 (ADMINISTRATIVE CLAIMS). Every Creditor holding a Class 1 Administrative Claim will be paid by the Reorganized Debtor: (a) fully and in Cash on the Effective Date if the Claim is then an Allowed Claim; (b) fully and in Cash when and if the Claim becomes an Allowed Claim after the Effective Date; (c) as otherwise agreed in writing by the Creditor holding the Allowed Claim; or (d) as ordered by the Bankruptcy Court. The Administrative Claim held by SCAC in connection with the DIP Financing Claim will be fully satisfied in accordance with the Weider Stipulation as approved by the DIP Financing Order. On the Effective Date, SCAC will release all of its Claims held on account of the Weider Stipulation or will contribute all amounts outstanding under the DIP Financing Claim to the capital of the Reorganized Debtor and will otherwise comply with the DIP Financing Order and the Weider Stipulation in connection with its Class 1 Claim and the remaining portion of the Weider Unsecured Claim. Notwithstanding the first sentence of this Section 4.1, every

Allowed Class 1 Administrative Claim for a post-petition operating expense incurred in the ordinary course of Debtor's operations will be paid fully, and in Cash by the Reorganized Debtor in the ordinary course of business (including any payment terms applicable to any such expense).

     4.2 TREATMENT OF CLASS 2 (PRIORITY UNSECURED CLAIMS). Every Creditor holding a Class 2 Priority Unsecured Claim will be paid by the Reorganized
Debtor: (a) fully and in Cash on the Effective Date if the Claim is then an Allowed Claim; (b) fully and in Cash when and if the Claim becomes an Allowed Claim after the Effective Date; (c) as otherwise agreed in writing by the Creditor holding the Allowed Claim; or (d) as ordered by the Bankruptcy Court. The Priority Unsecured Claims which comprise the Class 2 Claims are UNIMPAIRED pursuant to the Plan.

     4.3 TREATMENT OF CLASS 3 (TAUBMAN PRIORITY CLAIMS). Any Allowed Claim which arises in favor of Taubman will be treated under the Taubman Agreed Order and will be paid fully and in Cash by the Reorganized Debtor in the ordinary course of business at the time the Debtor may become obligated thereon pursuant to the Taubman Agreed Order. The Priority Claims which comprise the Class 3 Claims are UNIMPAIRED pursuant to the Plan.

     4.4 TREATMENT OF CLASS 4 (PRIORITY TAX CLAIMS). Every Creditor holding a Class 4 Priority Tax Claim, as and when it is an Allowed Claim, will be paid by the Reorganized Debtor in equal quarterly installments of principal and interest over a period commencing at the end of the first calendar quarter after the

Effective Date, and continuing at the end of each calendar quarter thereafter until the date that is six (6) years after the assessment date with respect to such Allowed Claim, with interest fixed at 8% per annum unless the Bankruptcy Court orders the use of a different interest rate. The Priority Claims which comprise the Class 4 Claims are UNIMPAIRED pursuant to the Plan.

     4.5 TREATMENT OF CLASS 5A (CHO SECURED CLAIMS). The holders of the Allowed Secured Claims in Class 5A will be paid in full and in Cash upon the close of the sale of the Universal City Store, pursuant to the Debtor's motion to sell the Universal City Store, which will be filed with the Bankruptcy Court before the Confirmation Hearing. The Secured Claims which comprise the Class 5A Claims are UNIMPAIRED pursuant to the Plan.

     4.6 TREATMENT OF CLASS 5B (PYRAMID SECURED CLAIMS). The holders of the Allowed Secured Claims in Class 5B will be determined and treated in accordance with the Pyramid Stipulation and Pyramid Order, copies of which are attached hereto as Exhibits "2" and "3", and are incorporated herein by this reference as though fully set forth herein. The holders of the Allowed Secured Claims in Class 5B will receive on the later of the Effective Date or the date upon which such Claim becomes Allowed Secured Claims, one of the following, at the option of the Reorganized Debtor: (i) Cash in an amount equal to 90% of the Allowed Secured Claim; or (ii) payment of sums over a period of twenty-four months having a value as of the Effective Date that is not less than 90% of the value of the interest of the holder of the Allowed Secured Claim in the property securing payment of the Allowed Secured Claim, as established by the Bankruptcy

Court; or (iii) abandonment to such holder of all of the property of the Debtor upon or in which the holder of the Allowed Secured Class 5B Claim has a valid, perfected, and enforceable lien or security interest. The Secured Claims which comprise the Class 5B Claims are IMPAIRED pursuant to the Plan.

     4.7 TREATMENT OF CLASS 5C (SOUTHERN SECURED CLAIMS). The holders of the Allowed Secured Claims in Class 5C will be treated in accordance with the Southern Stipulation and Southern Order, copies of which are attached hereto as Exhibits "4" and "5", and are incorporated herein by this reference as though fully set forth herein. The Secured Claims which comprise the Class 5C Claims are IMPAIRED pursuant to the Plan.

     4.8 TREATMENT OF CLASS 5D (KOURY AND COLEN SECURED CLAIMS). The holders of the Allowed Secured Claims in Class 5D will receive on the later of the Effective Date or the date upon which such Claim becomes an Allowed Secured
Claim: (i) Cash in the full amount of the pre-petition amount owing with respect to the Allowed Secured Claim; and (ii) reinstatement of the underlying principal obligation or instrument, with the holder of such Allowed Secured Class 5D Claim retaining its existing lien(s) and security interest(s) in the same priority on its collateral as security for its Allowed Secured Claim(s). The Secured Claims which comprise the Classes 5D Claims are UNIMPAIRED pursuant to the Plan.

     4.9 TREATMENT OF CLASS 5E (DMITRENKO SECURED CLAIMS). The holders of the Allowed Secured Claims in Class 5E will receive on the later of the Effective

Date or the date upon which such Claim becomes an Allowed Secured Claim, reinstatement of the underlying obligation or instrument, with the holder of such Allowed Secured Class 5E Claim retaining its existing lien(s) and security interest(s) in the same priority on its collateral as security for its Allowed Secured Claim(s), PROVIDED, HOWEVER, THAT the maturity date of the obligation under the existing underlying instruments will be extended for a period of one
(1) month from the current maturity date to pay any prepetition amounts still owing. The Secured Claims which comprise the Class 5E Claims are IMPAIRED pursuant to the Plan.

     4.10 TREATMENT OF CLASS 5F (HOFMEISTER AND MANZERI SECURED CLAIMS). The holders of the Allowed Secured Claims in Class 5F will be paid outside the Plan by the licensees who operate the stores related to the Hofmeister and Manzeri Secured Claims and, therefore, will receive no distributions under the Plan. The Secured Claims which comprise the Class 5F Claims are UNIMPAIRED pursuant to the Plan.

     4.11 TREATMENT OF CLASS 5G (KIM SECURED CLAIMS). The holders of the Allowed Secured Claims in Classes 5G will receive on the later of the Effective Date or the date upon which such Claim becomes an Allowed Secured Claim Cash in the full amount of the Allowed Secured Claim. The Secured Claims which comprise the Class 5G Claims are UNIMPAIRED pursuant to the Plan.

     4.12 TREATMENT OF CLASS 5H (OTHER SECURED CLAIMS). The holders of the Allowed Secured Claims in Classes 5H will receive on the later of the Effective Date or the date upon which such Claim becomes an Allowed Secured Claim, one of the following, at the option of the Reorganized Debtor: (i) Cash in the full amount of the Allowed Secured Claim; or (ii) reinstatement of the underlying obligation or instrument or other treatment in accordance with Bankruptcy Code ss.1124, with the holder of such Allowed Secured Class 5H Claim retaining its existing lien(s) and security interest(s) in the same priority on its collateral as security for its Allowed Secured Claim(s); or (iii) abandonment to such holder of all of the property of the Debtor upon or in which the holder of the Allowed Secured Claim has a valid, perfected, and enforceable lien or security interest. The Secured Claims which comprise the Class 5H Claims are UNIMPAIRED pursuant to the Plan.

     4.13 TREATMENT OF CLASS 6 (CHANDLER CLAIMS). The holders of the Allowed Claims in Class 6 will be treated in accordance with the Chandler Stipulation, a copy of which is attached hereto as Exhibit "6", and which is incorporated herein by this reference as though fully set forth herein. The Claims which comprise the Class 6 Claims are IMPAIRED pursuant to the Plan.

     4.14 TREATMENT OF CLASS 7 (LANDLORD/EXECUTORY CONTRACT CLAIMS). The holders of the Allowed Claims in Class 7 will be paid by the Reorganized Debtor: (a) in accordance with the "DEBTOR'S MOTION TO ASSUME AND/OR ASSUME AND ASSIGN CERTAIN UNEXPIRED REAL PROPERTY LEASES AND EXECUTORY CONTRACTS" dated May 13, 1997; (b) as ordered by the Bankruptcy Court; or (c) as otherwise agreed in writing by the Creditor holding the Allowed Class 7 Claim. The Claims which comprise the Class 7 Claims are IMPAIRED pursuant to the Plan.

     4.15  TREATMENT  OF CLASS 8 (WEIDER  UNSECURED  CLAIMS).  The holder of the
Unsecured Claim in Class 8 will be treated in accordance with the Weider Stipulation. On the Effective Date, SCAC, which holds the portion of the Weider Unsecured Claims not previously released pursuant to the Weider Stipulation, will either release the remaining portion of the Weider Unsecured Claim or contribute any amount it would receive on the Weider Unsecured Claim to the capital of the Reorganized Debtor. The Unsecured Claims which comprise the Class 8 Claims are UNIMPAIRED pursuant to the Plan.

     4.16 TREATMENT OF CLASS 9 (BALLY'S CLAIMS). To the extent that after resolution of the Bally Adversary Proceeding, Bally holds an Unsecured Claim, Bally will receive the same amount on account of its Claim as the holders of Allowed Claims in Class 7, except to the extent that, prior to the Confirmation Date, the Debtor and Bally agree in writing to a different treatment thereof and the Bankruptcy Court approves the different treatment of the Claims either in the Confirmation Order or a separate order entered on the Confirmation Date. If the Debtor and Bally have not entered into an agreement providing for such different treatment prior to the Confirmation Date, then this Class 9 will be deleted automatically and the Class 9 Claims will be treated in the appropriate Class hereof as determined by the Bankruptcy Court. The Unsecured Claims which comprise the Class 9 Claims are IMPAIRED pursuant to the Plan.

     4.17 TREATMENT OF CLASS 10 (ADMINISTRATIVE CONVENIENCE UNSECURED CLAIMS). The holder of every Class 10 Unsecured Claim that is an Allowed Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, its Allowed Claim(s) a payment from the Reorganized Debtor in the aggregate amount equal to the lesser of: (a) $500.00; or (b) the amount of such holder's Allowed Claim(s). Payments to holders of Allowed Class 10 Claims will be due on the Initial Plan Payment Date. No interest will be paid on Class 10 Claims. The Unsecured Claims which comprise the Class 10 Claims are IMPAIRED under the Plan.

     4.18 TREATMENT OF CLASS 11 (GENERAL UNSECURED CLAIMS). The holder of every General Unsecured Claim that is an Allowed Claim will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, its Allowed Unsecured Claim, Cash payments in the total amount equal to its Pro Rata Share of the amounts in the Unsecured Creditors Payment Pool. Payments pursuant to the Unsecured Creditors Payment Pool will be made as provided in the definition of the Unsecured Creditor Payment Pool under Article II of the Plan and as described in Article VI of the Plan. No interest will be paid on Class 11 Claims. The General Unsecured Claims which comprise the Class 11 Claims are IMPAIRED under the Plan.

                                    ARTICLE V
                         TREATMENT OF CLASS 12 INTERESTS
                               (EQUITY INTERESTS)

     5.1 NO DISTRIBUTIONS. The holders of the Equity Interests will receive no distributions on account of such Equity Interests under the Plan. In addition, all Equity Interests in the Debtor prior to the Effective Date will be cancelled on the Effective Date. On the Effective Date, 100% of the Surf City Common Stock will be issued to SCAC. The Interests which comprise the Class 12 Interests are IMPAIRED pursuant to the Plan.

                                   ARTICLE VI
                        MEANS FOR IMPLEMENTATION OF PLAN

     6.1 STRUCTURE OF REORGANIZED DEBTOR. The Reorganized Debtor will continue in business. So long as amounts are owed under the Plan to holders of Allowed Claims in Class 11, the Reorganized Debtor will not declare dividends and will continue to own all of the issued and outstanding stock in Kona and SCSFC. From and after the Effective Date, the articles of incorporation and bylaws of the Reorganized Debtor will be the existing articles of incorporation and bylaws of the Debtor except to the extent they are modified in accordance with Section 1126 of the Bankruptcy Code. The stock in the Reorganized Debtor will be the issued and outstanding Surf City Common Stock.

     6.2 ESTABLISHMENT OF UNSECURED CREDITOR PAYMENT POOL.

          (a) EXECUTION OF CREDITORS' REPRESENTATIVE AGREEMENT. On the Effective Date, the Creditors' Representative and the Chairman of the Creditors'
     Committee will execute the Creditors' Representative Agreement, substantially in the form attached hereto as Exhibit "7" and incorporated herein by this reference, subject to modification before confirmation. The final form of the Creditors' Representative Agreement will be an Exhibit to the Confirmation Order. The

     Creditors' Representative Agreement provides for the duties of the Creditors' Representative, including the duties to pursue Avoidance Actions and distribute funds held in the Unsecured Creditors Distribution Account. All expenses of the Creditors' Representative, or professionals engaged by the Creditors' Representative, as well as expenses incurred in connection with the Avoidance Actions will be charged to and paid from the Unsecured Creditors Payment Pool. The Debtor and Reorganized Debtor will not be responsible for payment of any expenses associated with the Creditors' Representative, its professionals, or any other expenses in connection with the administration of the Unsecured Creditors Payment Pool.

          (b) EFFECT OF CREDITORS' REPRESENTATIVE AGREEMENT. Upon the execution of the Creditors' Representative Agreement, all of the provisions and recitals of the Creditors' Representative Agreement will be deemed incorporated herein as though fully set forth as approved provisions of the Plan, fully binding upon all persons bound by this Plan.

          (c)  DISSOLUTION  OF  CREDITORS'  COMMITTEE.  Upon  execution  of  the
     Creditors' Representative Agreement, the Creditors' Committee will be dissolved and discharged, and will have no further rights or responsibilities in connection with the Debtor, the Estate, or this Reorganization Case.

          (d) SUCCESSION OF CERTAIN RIGHTS; LIMITATION ON DUTIES. The Creditors' Representative will be the successor-in-interest of the Creditors' Committee, succeeding to all rights of the Creditors' Committee under this Plan. The Creditors' Representative's duties are limited to those set forth in the Creditors' Representative Agreement.

          (e) FUNDING OF UNSECURED CREDITOR DISTRIBUTION ACCOUNT. On or before the Initial Plan Payment Date, the Debtor or Reorganized Debtor will open the Unsecured Creditor Distribution Account and deposit the Initial Plan Payment in good and immediately available funds.

          (f) ASSIGNMENT OF CLAIMS. On the Effective Date, the Debtor will be deemed to have assigned to the Creditors' Representative: (i) any and all rights to bring or continue an Avoidance Action (other than the Bally Adversary Proceeding); and (ii) any and all claims against the Class 11 Creditors. Upon such assignment, the Creditors' Representative will be fully authorized and empowered to prosecute, compromise, and enforce such claims for the benefit of the Unsecured Creditor Payment Pool.

          (g) EXPENSES ASSOCIATED WITH UNSECURED CREDITOR PAYMENT POOL AND DISTRIBUTION ACCOUNT. The Unsecured Creditor Payment Pool will bear the administrative costs incurred by the Creditors' Representative or its professionals after the Effective Date for: (i) the liquidation of Class 11 claims; (ii) the distribution of funds; (iii) the prosecution of Avoidance Actions; and (iv) any other administrative costs incurred by the Creditors' Representative after the Effective Date.

     6.3 REDUCTION OF EXECUTIVE SALARIES. Beginning with the first (1st) day of the first (1st) month after the Effective Date and continuing for seven (7) years thereafter or until all Allowed Claims in Class 11 have been paid in full into the Unsecured Creditor Payment Pool (without interest), whichever occurs earlier, the Executive Salaries will be reduced to a base salary of $100,000.00 per each Executive per calendar year, plus a percentage of the profits to be determined and paid on a quarterly basis as follows: (i) seventy-five percent (75%) of the first $50,000 of Net Cash Flow for the preceding calendar quarter; and (ii) thereafter forty percent (40%) of the Net Cash Flow in excess of $50,000 for the preceding calendar quarter.

     6.4 OPERATIONS OF REORGANIZED DEBTOR, KONA, AND SCSFC. From and after the Effective Date, so long as amounts are owed under the Plan to holders of Allowed Claims in Class 11, the Reorganized Debtor will operate, and will cause Kona and SCSFC to operate, their businesses in the ordinary course of business and not dispose of assets out of the ordinary course of business or for other than a full and fair consideration.

                                   ARTICLE VII
                              OBJECTIONS TO CLAIMS

     7.1 OBJECTIONS. The Bankruptcy Court established a date by which any Claims were to be filed in the Reorganization Case. Any objections to Claims by the Debtor or Reorganized Debtor or by any other Person properly entitled to do so under the Bankruptcy Code and Bankruptcy Rules, other than a Claim arising out of the rejection by the Debtor of an Executory Contract, must be filed with the Bankruptcy Court and served upon the parties required to be served, no later than thirty (30) days following the Effective Date. Any objection to a Claim must be served upon the holder of the Claim to which the objection has been made, and upon the Debtor (or Reorganized Debtor) as appropriate.

     7.2 DISTRIBUTIONS. Except as may otherwise be agreed by the Reorganized Debtor, no payment or distribution will be made with respect to all or a portion of any Disputed Claim until such Claim is an Allowed Claim. Payments and distributions to each holder of a Disputed Claim (to the extent that it ultimately becomes an Allowed Claim) will be made in accordance with the Plan once such Claim becomes an Allowed Claim. In order to permit undelayed pro rata distributions to the holders of Allowed Claims, the Creditors' Representative may create appropriate reserves with respect to Disputed Claims.

                                  ARTICLE VIII
                        TREATMENT OF EXECUTORY CONTRACTS

     8.1 ASSUMPTION OF CERTAIN EXECUTORY CONTRACTS. Pursuant to this Plan, any Executory Contracts of the Debtor listed in Exhibit "1" to this Plan shall be assumed upon the Effective Date of the Plan or as otherwise agreed in writing by the parties pursuant to Bankruptcy Code ss.365.

     8.2 REJECTION OF OTHER EXECUTORY CONTRACTS. Despite the Debtor's best efforts to identify all Executory Contracts, some may be inadvertently omitted from Section 8.1 or not otherwise addressed in this Reorganization Case by motion or stipulation. Any and all Executory Contracts of the Debtor that are not expressly assumed pursuant to this Plan or which have not been otherwise assumed by the Debtor in the Reorganization Case will be deemed rejected as of the Confirmation Date or as prescribed by the Bankruptcy Code, whichever is earlier, pursuant to Bankruptcy Code ss.365.

     8.3 REJECTION CLAIMS BAR DATE AND OBJECTIONS TO CLAIMS. Every Claim asserted by a Creditor arising from the rejection of an Executory Contract pursuant to the Plan must be Filed with the Bankruptcy Court no later than the first Business Day which is twenty (20) days after the Confirmation Date; or with respect to any Executory Contract which is the subject of a motion by the Debtor, the later of either: (i) June 9, 1997; or (ii) twenty (20) days after the Bankruptcy Court enters an order on the motion permitting rejection of the particular Executory Contract. Every such Claim which is timely filed, as and when it becomes an Allowed Claim, will be treated under Class 11 of the Plan. Every such Claim which is not timely filed by the deadline stated above will be forever barred and discharged and the Creditor holding the Claim will not receive or be entitled to any distribution under the Plan on account of such Claim. Any objections by the Debtor or Reorganized Debtor, or by any other Person properly entitled to do so under the Bankruptcy Code and Bankruptcy Rules, to Claims arising out of the rejection by the Debtor of an Executory Contract must be filed with the Bankruptcy Court and served no later than thirty
(30) days following the Effective Date, as to any Executory Contract rejected pursuant to the Plan, or filed with the Bankruptcy Court and served no later than thirty (30) days following the entry of an order of the Bankruptcy Court permitting the Debtor to reject the particular Executory Contract. Any objection to a Claim must be served upon the holder of the Claim to which the objection has been made, and upon the Debtor or Reorganized Debtor as appropriate.

     8.4 VESTING. All Executory Contracts which are assumed will be vested in the Reorganized Debtor as of the Effective Date.

                                   ARTICLE IX
                                    DISCHARGE

     Except as otherwise provided in the Confirmation Order or the Plan, entry of the Confirmation Order discharges any and all Claims against the Debtor including, but not limited to, any Claim which arose at any time before the entry of the Confirmation Order and any Claim of a kind described in Bankruptcy Code ss.502(g), (h), or (i). On and after the Confirmation Date, and as to every discharged Claim, every holder of a Claim will be precluded from asserting against the Reorganized Debtor, and any assets of the Debtor any such discharged Claim and any rights, remedies, demands, damages, or liabilities of any kind arising from or related to any such discharged Claim.

                                    ARTICLE X
                            MODIFICATIONS OF THE PLAN

     The Plan may be modified by the Debtor or the Reorganized Debtor (as applicable) subject to and in accordance with the provisions and requirements of Bankruptcy Code ss.1127.

                                   ARTICLE XI
                            RETENTION OF JURISDICTION

     Notwithstanding confirmation of the Plan, the Bankruptcy Court will retain jurisdiction for the following purposes:

     11.1 IN GENERAL. The Bankruptcy Court will retain jurisdiction to determine the allowance and payment of any Claim(s) upon any objection(s) thereto (or other appropriate proceedings) by the Debtor, the Reorganized Debtor, or any other party in interest entitled to proceed in that manner. As part of such retained jurisdiction, the Bankruptcy Court will continue to determine the allowance of Administrative Claims and any request(s) for payment(s) thereof, including Administrative Claims for Professional Charges. Additionally, the Bankruptcy Court will retain jurisdiction to determine the allowance, legality and payment of all Claims asserted by taxing authorities, pursuant to Bankruptcy Code ss.505 or otherwise.

     11.2 PLAN DISPUTES AND ENFORCEMENT. The Bankruptcy Court will retain jurisdiction to determine any dispute(s) which may arise regarding the interpretation of any provision(s) of the Plan. The Bankruptcy Court also will retain jurisdiction to enforce any provisions of the Plan and any and all documents relating to the Plan.

     11.3 FURTHER ORDERS. The Bankruptcy Court will retain jurisdiction to facilitate the performance of the Plan by entering any further necessary or appropriate order(s) regarding enforcement of the Plan and any provision(s) thereof. In addition, the Bankruptcy Court will retain jurisdiction to facilitate or implement the discharge of any Claim, or any portion thereof, pursuant to the Plan.

     11.4 OTHER  CLAIMS.  The  Bankruptcy  Court  will  retain  jurisdiction  to adjudicate any cause(s) of action or other proceeding(s), including all Avoidance Actions, presently pending or otherwise referenced here or elsewhere in the Plan, including, but not limited to, the adjudication of any and all "core proceedings" under 28 U.S.C. ss.157(b) which may be pertinent to the Reorganization Case, and which the Debtor or Reorganized Debtor may deem appropriate to initiate and prosecute before the Court in aid of the reorganization of the Debtor. This provision will not restrict the rights of the Debtor or Reorganized Debtor to proceed in any other court of competent jurisdiction; and it will not be construed to require the Debtor or Reorganized Debtor to proceed in any other such court if the Bankruptcy Court also has proper jurisdiction.

     11.5 FINAL DECREE. The Bankruptcy Court will retain jurisdiction to enter an appropriate final decree in the Reorganization Case.

     11.6 APPEALS. In the event of an appeal of the Confirmation Order or any other kind of review or challenge to the Confirmation Order, and provided that no stay of the effectiveness of the Confirmation Order has been entered, the
Bankruptcy Court will retain jurisdiction to implement and enforce the Confirmation Order and the Plan according to their terms, including, but not limited to, jurisdiction to enter such orders regarding the Plan or the performance thereof as may be necessary or appropriate to effectuate the reorganization of the Debtor.

     11.7 EXECUTORY CONTRACTS. The Bankruptcy Court will retain jurisdiction to determine any and all matters regarding Executory Contracts, including, but not limited to, assumptions or rejections thereof, and any and all Claims arising from such Executory Contracts, including, but not limited to, rejection damages Claims.

                                   ARTICLE XII
                               GENERAL PROVISIONS

     12.1 ADDITIONAL ASSURANCES. The Debtor, Reorganized Debtor, the Creditors' Committee, and the Creditors holding Claims herein will execute such other and further documents as are necessary to implement any of the provisions of the Plan.

     12.2 EXTENSION OF PAYMENT DATES. If any payment date falls due on any day which is not a Business Day, then such payment date will be extended to the next Business Day.

     12.3 CONFIRMATION BY NON-ACCEPTANCE METHOD. The Proponents hereby requests, if necessary, confirmation of the Plan pursuant to Bankruptcy Code ss.1129(b), with respect to any impaired Class of Claims which does not vote to accept the Plan.

     12.4 VESTING - CLOSING OF REORGANIZATION CASE. As of the Effective Date, the Reorganized Debtor will be vested with all property of the Debtor's Estate free and clear of all Claims, liens, security interests, assignments, encumbrances, charges, and other interests of Creditors except as otherwise expressly provided in this Plan. Except to the extent otherwise ordered by the Bankruptcy Court, the Reorganization Case will be deemed to be closed at the later of the time that the Reorganized Debtor makes the payments due on the Initial Plan Payment Date or all objections to Claims have been resolved by the Bankruptcy Court. Except where the Bankruptcy Court has retained jurisdiction regarding any specified aspect(s) of the Reorganized Debtor's activities after the Effective Date, the Reorganized Debtor may operate its business free and clear of any restrictions imposed by the Bankruptcy Code and in all respects as if there was no pending case under any chapter or provision of the Bankruptcy Code.

     12.5 RETENTION OF CLAIMS AND CAUSES OF ACTION. Pursuant to Bankruptcy Code ss.1123(b)(3), and except as otherwise provided in this Plan, the Reorganized Debtor will retain and may enforce any and all claims and causes of action of the Debtor.

     12.6 INTEREST ON CLAIMS. Unless otherwise specifically provided for in the Plan or the Confirmation Order, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Without limiting the foregoing, interest will not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if such Disputed Claim thereafter becomes an Allowed Claim.

     12.7 EXCULPATION AND LIMITATION OF LIABILITY. Neither the Debtor, the Reorganized Debtor, the Creditors' Committee, nor any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents shall have or incur any liability to any holder of a Claim or an Equity Interest, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Reorganization Case, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their wilful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Notwithstanding any other provisions of this Plan, no holder of a Claim or Equity Interest, no other party-in-interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtor, the Reorganized Debtor, or any statutory committee, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Reorganization Case, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their wilful misconduct.

     12.8 CAPTIONS. Section captions used in the Plan are for convenience only, and will not affect the construction of the Plan.

     12.9 PROHIBITION AGAINST PREPAYMENT PENALTIES. If the Reorganized Debtor chooses, in its sole and absolute discretion, to prepay any obligation on which deferred payments are provided under the Plan, the Reorganized Debtor will not be liable or subject to the assessment of any prepayment penalty thereon unless otherwise ordered by the Bankruptcy Court. The Reorganized Debtor will not be obligated to pay any such prepayment of any deferred obligation.

     12.10 PAYMENT OF STATUTORY FEES. All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at or in conjunction with the Confirmation Hearing, due at or prior to such time, will be paid on or before the Effective Date.

     12.11 SUCCESSORS AND ASSIGNS. The rights and obligations of any Creditor or the holders of the Equity Interests referred to in the Plan will be binding upon, and will inure to the benefit of, the successors, assigns, heirs, devisees, executors, and personal representatives of such Creditor or such holder of an Equity Interest.

     12.12 CONFIRMATION ORDER. The Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order.

     12.13 REVOCATION. If the Plan is revoked or withdrawn prior to confirmation, then the Plan shall be deemed null and void, and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person.

     12.14 RESERVATION OF RIGHTS. Neither the filing of the Plan, nor any statement or provision contained herein, nor the taking of any action by the Debtor with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights prior to the Effective Date, except as specifically set forth in the Plan with respect to the period prior to the Effective Date.

     12.15 UNCLAIMED PROPERTY. Except as otherwise provided in this Plan, any property held for distribution in accordance with the Plan by the Reorganized Debtor which is unclaimed or undistributed on the second anniversary of the due date shall revest in the Reorganized Debtor and be distributed to the Reorganized Debtor.

     12.16 PAYMENT OPTION. At the option of the Reorganized Debtor, except as otherwise required or provided in the Plan or by any applicable agreement, any Cash payment to be made pursuant to the Plan may be made by check on a United States bank mailed by first class mail or by wire transfer.

     12.17 DISCLOSURE STATEMENT. Creditors, the holders of the Equity Interests, and other interested parties are referred to the Disclosure Statement, which accompanies the Plan in conjunction with the solicitation of acceptances of the Plan.

     RESPECTFULLY SUBMITTED this 22nd day of July, 1997.

                                        SURF CITY SQUEEZE, INC., an Arizona
                                        corporation, fka Sunbelt Ventures, Inc.


                                        By /s/ Kevin A. Blackwell
                                           -------------------------------------
                                           Kevin A. Blackwell
                                           Its Duly Authorized
                                           Representative

                                        and

                                        THE OFFICIAL COMMITTEE OF UNSECURED
                                        CREDITORS


                                        By /s/ Joseph Brotherton
                                           -------------------------------------
                                           Joseph Brotherton
                                           Its Chairman and Duly Authorized
                                           Representative

PREPARED AND SUBMITTED BY:

STREICH LANG, P.A.
Renaissance One
Two North Central Avenue
Phoenix, Arizona 85004-2391


By /s/ John J. Dawson
   ----------------------------------
   John J. Dawson
   Samantha Masters-Brown

Attorneys for DEBTOR

GALLAGHER & KENNEDY
2600 North Central Avenue
Phoenix, Arizona 85004-3020


By /s/ Charles R. Sterbach
   ----------------------------------
   Charles R. Sterbach

Attorneys for the OFFICIAL UNSECURED
  CREDITORS COMMITTEE